Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Telefónica, S.A. of our report dated February 23, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Telefónica, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores, S.L.

Madrid, Spain

April 20, 2023